UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 26, 2007, Icagen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with selected institutional investors and other accredited investors (the “Investors”) to sell an aggregate of 15,423,640 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase 5,398,256 shares of Common Stock at an exercise price of $1.45 (the “Warrants,” and together with the Shares, the “Securities”), at a price of $1.42375 per Security, which will result in gross proceeds to the Company of approximately $22 million (the “Private Placement”). The Warrants will be exercisable for cash or on a cashless basis until the earlier of (a) the fifth anniversary of the date of issuance of the Warrants and (b) ten business days after notice from the Company, which notice may only be given if (i) the closing price of the Common Stock on the Nasdaq Global Market is greater than $3.00 per share for a period of 30 consecutive trading days at any time after the issuance of the Warrants and (ii) either the Registration Statement, as defined below, is available for the sale of the Warrant Shares, as defined below; the Warrant Shares can be sold pursuant to Rule 144(k) of the Securities Act of 1933, as amended (the “Securities Act”); or any time after the third anniversary of the date of issuance of the Warrants. No Investor is permitted to exercise a Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Investor would exceed 19.99% of the number of shares of Common Stock then issued and outstanding. The Company and the Investors have agreed that the Private Placement will close on the first business day after the satisfaction or waiver of customary closing conditions.

The Investors in the Private Placement include existing stockholders of the Company and affiliated entities. Entities affiliated with Venrock Associates (“Venrock”) agreed to purchase 1,053,554 shares of Common Stock and Warrants to purchase 368,742 shares of Common Stock in the Private Placement. Anthony B. Evnin, a member of the Company’s Board of Directors, is also a General Partner of Venrock Associates and Venrock Associates II, L.P. PharmaBio Development Inc. d/b/a NovaQuest (“NovaQuest”), a wholly-owned subsidiary of Quintiles Transnational Corp., agreed to purchase 702,370 shares of Common Stock and Warrants to purchase 245,829 shares of Common Stock in the Private Placement. Dennis B. Gillings, a member of the Company’s Board of Directors, is also Chairman and Chief Executive Officer of NovaQuest and Executive Chairman and Chief Executive Officer of Quintiles Transnational Corp. These existing investors and affiliated entities are participating in the Private Placement on the same terms as the other Investors. A majority of the members of the Company’s Board of Directors having no financial interests in the transactions contemplated by the Private Placement, all of the members of the Company’s Audit Committee of the Board of Directors having no financial interests in the transactions contemplated by the Private Placement and a Pricing Committee of the Board of Directors comprised of members of the Board of Directors having no financial interests in the transactions contemplated by the Private Placement approved the terms of the Private Placement and the participation of these existing investors and affiliated entities.

Pursuant to the Securities Purchase Agreement, the Company agreed to use its reasonable best efforts to file a Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) within 30 days after the closing of the Private Placement to register the resale of the Shares and the shares of common stock issuable upon exercise of the warrants (the “Warrant Shares,” together with the Shares, the “Registrable Securities”). The Company also agreed to use its reasonable best efforts to have the Registration Statement declared effective within 90 days after the closing of the Private Placement, or within 120 days if the Commission determines to review the Registration Statement. In the event the Registration Statement (a) has not been filed within 30 days after the closing of the Private Placement, (b) is not declared effective within 90 days after the closing of the Private Placement, if the Commission determines not to review the Registration Statement, (c) is not declared effective within 120 days after the closing of the Private Placement, if the Commission determines to review the Registration Statement or (d) after such Registration Statement is declared effective by the Commission, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, with certain specified exceptions (each such event, a “Registration Default”), then the Company has agreed to pay each Investor as liquidated damages an amount equal to 1% of the purchase price paid by each such Investor in the Private Placement per 30-day period or portion thereof (a “Penalty Period”) during which the Registration Default remains uncured thereafter, subject to an aggregate limit on liquidated damages. The maximum aggregate amount of liquidated damages payable to each Investor in respect of the Securities is limited to 10% of the aggregate purchase price paid by each such Investor in the Private Placement. The amount payable to any Investor for any partial Penalty Period will be prorated for the number of actual days during the Penalty Period during which a Registration Default remains uncured. In no event will the Company be liable to any Investor for more than one Registration Penalty with respect to the same Registrable Securities during any 30-day period, even if more than one event giving rise to a Registration Penalty occurs during such 30-day period. In addition, the Company agreed to use its reasonable best efforts to take all such actions as may be reasonably necessary to keep the Registration Statement current and effective until the earliest of (a) the third anniversary of the closing of the Private Placement, (b) the date on which all Registrable Securities held by Investors may be sold or transferred in compliance with Rule 144 under the Securities Act, without any volume or manner of sale restrictions, or (c) such time as all Registrable Securities held by Investors have been sold pursuant to a registration statement, to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of the sale.

The foregoing summary of terms of the Securities Purchase Agreement is subject to, and qualified in its entirety by, the Securities Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The Company expects the Private Placement of the Securities to result in gross proceeds to the Company of approximately $22 million before deducting transaction expenses payable by the Company.

The Securities were offered and are to be sold in the Private Placement to selected institutional investors and other accredited investors without registration under the Securities Act or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Additional information regarding the Securities and the Private Placement is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

Under the terms of the Company’s Code of Business Conduct and Ethics, the Board of Directors of the Company waived, effective as of January 25, 2007, any conflict of interest that Dr. Evnin and Dr. Gillings may have in connection with the participation of Venrock and NovaQuest, respectively, in the Private Placement. The Audit Committee of the Company’s Board of Directors also approved the transactions with Venrock and NovaQuest.

On January 29, 2007, the Company announced that it had entered into the Securities Purchase

Agreement for the sale of the Securities in the Private Placement. A copy of the press release issued in connection with this announcement is filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: January 31, 2007	By:	/s/ P. Kay Wagoner, Ph.D.
P. Kay Wagoner, Ph.D. Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Securities Purchase Agreement among Icagen, Inc. and the purchasers listed on Exhibit A thereto, dated January 26, 2007.

99.2	Press Release of Icagen, Inc., dated January 29, 2007.